Exhibit 4.3

FIRST AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

This FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of June 28, 2010 (this “Amendment”) is made between World Financial Network National Bank, a national banking association located in Columbus, Ohio (“WFNNB”), as RPA Seller, and WFN Credit Company, LLC (“WFN Credit”), as Purchaser (the “Purchaser”), to the Receivables Purchase Agreement, dated as of August 1, 2001, between the RPA Seller and the Purchaser (as the same may be amended from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Receivables Purchase Agreement.

WHEREAS, WFNNB is contemplating a merger with and into WFNNB Interim National Bank (the “Interim Bank”), an interim national banking association located in Delaware, with the resulting bank being a national banking association named World Financial Network National Bank and located in Delaware (the “Merger”); and

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement in certain respects as set forth herein, with such amendments taking effect upon consummation of the Merger;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. Amendments.

(a) Section 1.2 of the Receivables Purchase Agreement is hereby amended by deleting the word “Ohio” where it appears in Section 1.2 and substituting with the word “Delaware”.

(b) Section 2.1(e) of the Receivables Purchase Agreement is hereby amended by inserting the phrase “, to the extent consistent with GAAP”, after the words “for accounting purposes” where they appear in such section thereof.

(c) Section 5.1(g) of the Receivables Purchase Agreement is hereby amended by deleting the parenthetical “(including all tax and financial accounting purposes)” where it appears in such section and substituting the parenthetical “(including all tax and, to the extent such treatment would be consistent with GAAP, accounting purposes)” therein.

SECTION 2. Conditions to Effectiveness. (a) The amendments set forth in Sections 1(b) and 1(c) of this Amendment shall become effective on the date hereof upon satisfaction of each of conditions precedent described in Section 9.1 of the Receivables Purchase Agreement.

(b) Following the effectiveness of the amendments set forth in Sections 1(b) and 1(c) of this Amendment, the amendment set forth in Section 1(a) shall become effective upon the consummation of the Merger.

SECTION 3. Effect of Amendment; Ratification. (a) On and after the effective date, this Amendment shall be a part of the Receivables Purchase Agreement and each reference in the Receivables Purchase Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Receivables Purchase Agreement shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

First Amendment to Receivables Purchase Agreement

(b) Except as expressly amended hereby, the Receivables Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

2	First Amendment to Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WFN CREDIT COMPANY, LLC, as Purchaser

By:	/s/ Daniel T. Groomes
Name: Daniel T. Groomes
Title: President

WORLD FINANCIAL NETWORK NATIONAL BANK, as RPA Seller

By:	/s/ Ronald C. Reed
Name: Ronald C. Reed
Title: Treasurer

First Amendment to Receivables Purchase Agreement